                                                                       EXHIBIT 4

                             [Form of Debenture]

                              HARRIS CORPORATION

                      ____% Debenture Due February 1, 2028

REGISTERED                                                           REGISTERED
No. D-1                                                            $150,000,000

                                                         CUSIP:
                                                                 --------------

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the "Depositary"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         THIS GLOBAL DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

         HARRIS CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assignees (each a "Holder"), the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS, on February 1, 2028 (the "Stated Maturity Date") (except to the extent repaid prior to the Stated Maturity Date) and to pay interest thereon at ____% per annum from February 1, 1998 (the "Original Issue Date"), until the principal hereof is paid or duly made available for payment, semiannually in arrears on the first day of August and February (each an "Interest Payment Date") in each year, commencing on August 1, 1998, and on the Stated Maturity Date (or on the date of any redemption of this Debenture at the option of the Holder hereof or of the Company as set forth on the reverse side hereof (the date of any such redemption, an "Optional Repayment Date"), the Stated Maturity Date and any Optional Repayment Date being herein referred to as a "Maturity Date" with respect to the principal or interest paid on such date).

         Interest on this Debenture will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly


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provided for, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered at the close of business on the date 15 calendar days prior to an Interest Payment Date (whether or not a Business
Day) (the "Record Date"); PROVIDED, HOWEVER, that interest payable on any Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

         As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

         Payment of the principal of this Debenture and the interest due at any Maturity Date will be made in immediately available funds, upon surrender of this Debenture at the office of the Trustee in the City of New York, or if required by the terms of the Indenture, at an office or agency of the Company maintained for that purpose in the Borough of Manhattan, City and State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If this Debenture is in definitive registered form, payments of interest, other than interest due on any Maturity Date, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, payments of principal of and interest payable on any Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Trustee from the Holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Debenture to the Trustee at the Trustee's office at 450 West 33rd Street, New York, New York 10001 (the "Corporate Trust Office"). A Holder of $10,000,000 or more in aggregate principal amount of Debentures in definitive registered form may by written request to the Trustee at the Corporate Trust Office (or at such other address as the Company shall give notice in writing), not later than 15 calendar days prior to an Interest Payment Date, arrange to have the interest payable on all Debentures held by such Holder on such Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Trustee, made by wire transfer of immediately available funds to a designated account maintained in the United States. If this Debenture is registered in the name of the Depositary or its nominee, payments of interest on this Debenture will be made by wire transfer of immediately available funds to the Depositary.

                                    Face - 2


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         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place, and to the Indenture, as defined on the reverse side hereof.

         Unless the certificate of authentication hereon has been executed by the Trustee under the Indenture referred to on the reverse hereof by manual signature of one of its authorized representatives, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed, manually or in facsimile, under its corporate seal.

DATED:  February 6, 1998               HARRIS CORPORATION

[SEAL]

                                       By:
                                          ------------------------------
                                              David S. Wasserman
                                              Vice President-Treasurer

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Debentures
of the series designated
herein and referred to in
the within-mentioned Indenture.

THE CHASE MANHATTAN BANK,
  as Trustee

By:
     ------------------------
     Authorized Officer

                                    Face - 3


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                      ____% Debenture Due February 1, 2028

                           ---------------------------

         This Debenture is one of a duly authorized issue of securities (the "Securities") of the Company issued and to be issued in one or more series under an Indenture, dated as of May 1, 1996 (the "Indenture," which term includes all indentures supplemental thereto), between the Company and Chemical Bank (now known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Indenture as to the series of which the Debenture is a part), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Debentures ("Holders") and of the terms upon which the Debentures are, and are to be, authenticated and delivered. The terms of the Indenture are hereby incorporated by reference herein.

         This Debenture is redeemable as a whole or in part, at the option of the Company at any time on or after February 2, 2008, at a redemption price equal to the greater of (i) 100% of the principal amount of this Debenture to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as hereinafter defined) thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, plus in either case accrued interest on the principal amount being redeemed to the date of redemption.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of this Debenture to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Debentures. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily

                                   Reverse - 1


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statistical release (or any successor release) published by the Federal Reserve
Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, or (B) if the Trustee obtains fewer than two such Reference Treasury Dealer Quotations, the remaining Reference Treasury Dealer Quotation. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

         "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated and Salomon Brothers Inc, and their respective successors; PROVIDED, HOWEVER, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

         "Remaining Scheduled Payments" means, with respect to this Debenture, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; PROVIDED, HOWEVER, that, if such redemption date is not an Interest Payment Date with respect to this Debenture, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Debentures to be redeemed.

         Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on this Debenture or portions thereof called for redemption.

         This Debenture will be redeemable on February 1, 2008, at the option of the Holder, at 100% of its principal amount, together with interest payable to the date of redemption (except as provided below). Less than the entire principal amount of this Debenture may be redeemed, PROVIDED the principal amount which is to be redeemed is equal to $1,000 or an integral multiple of $1,000.

                                   Reverse - 2


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         For this Debenture to be repaid at the option of the Holder, the
Trustee must receive, at its offices at 450 West 33rd Street, New York, New York 10001, or, if required by the terms of the Indenture, at an office or agency to be maintained by the Company in the Borough of Manhattan, City and State of New York, during the period from and including December 1, 2007 to and including January 2, 2008 or, if such January 2, 2008 is not a Business Day, the next succeeding Business Day, (i) this Debenture with the form entitled "Option to Elect Repayment" below duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America, setting forth the name of the registered holder of this Debenture, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Debenture with the form entitled "Option to Elect Repayment" below duly completed will be received by the Company not later than five business days after the date of such telegram, telex, facsimile transmission or letter and this Debenture and such form duly completed are received by the Company by such fifth business day. Exercise of such repayment option by the Holder hereof shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and the acceptance of any Debenture for repayment will be determined by the Company, whose determination will be final and binding.

         Interest payments on this Debenture will include interest accrued to but excluding the Interest Payment Dates or any Maturity Date, as the case may be. Interest payments for this Debenture will be computed and paid on the basis of a 360-day year of twelve 30-day months.

         In the case where the Interest Payment Date or any Maturity Date does not fall on a Business Day (as defined on the face hereof), payment of interest or principal otherwise payable on such date shall be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on any Maturity Date, and no interest shall accrue for the period from and after the Interest Payment Date or any Maturity Date to such next succeeding Business Day.

         This Debenture and all the obligations of the Company hereunder are direct, unsecured obligations of the Company, and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Company.

         The Indenture provides that, (i) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of Securities issued under the Indenture, including the series of

                                   Reverse - 3


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Securities of which this Debenture forms a part, or due to the default in the performance or observance of any other covenant or agreement of the Company applicable to the Securities of such series but not applicable to all Outstanding Securities issued under the Indenture shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of each affected series (voting as a single class) issued under the Indenture and then Outstanding may then declare the entire principal of all Securities of each such affected series and interest accrued thereon to be due and payable immediately and (ii) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all Outstanding Securities issued thereunder, including this Debenture, due to certain events of bankruptcy, insolvency and reorganization of the Company, or due to defaults under and acceleration of other indebtedness under the circumstances described in the Indenture, shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all Securities issued under the Indenture and then Outstanding (treated as one class) may declare the entire principal of all such Securities and interest accrued thereon to be due and payable immediately; provided that upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of or premium, if any, or interest on such Securities) by the Holders of a majority in aggregate principal amount of the Securities of such series (or of all of the Securities, in the case of defaults described in clause (ii) then Outstanding).

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture (including any prior supplemental indenture) or modifying in any manner the rights and obligations of the Holders of the Securities of each series to be affected and of the Company; PROVIDED, however, that no such supplemental indenture shall (i) extend the fixed maturity of any of the Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the principal amount of a Security issued with original issue discount due and payable upon acceleration or the amount thereof provable in bankruptcy, or impair or affect the right of any Holder to institute suit for the payment thereof or, if the Securities provide therefor, any right to repayment at the option of the Holder, in each case without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid

                                   Reverse - 4
percentage of Securities the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Outstanding Securities so affected.

         Any such consent or any waiver of a past default by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof, irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company (which term includes any successor corporation under the Indenture), which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time, place and rate, and in the coin or currency, herein prescribed.

         This Debenture is transferable by the registered Holder herein in person or by his attorney duly authorized in writing at the office of the Trustee in the City of New York or, if required by the terms of the Indenture, at an office or agency to be maintained by the Company in the Borough of Manhattan, the City and State of New York, but only in the manner, subject to the limitations, and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Debenture. Upon any transfer a new registered Debenture or Debentures of authorized denominations, for the same aggregate principal amount, will be issued to the transferee in exchange therefor.

         The Debentures of this series are issuable only in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series are exchangeable for an equal aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same, at the office of the Trustee in the City of New York or, if required by the terms of the Indenture, at an office or agency to be maintained by the Company in the Borough of Manhattan, the City and State of New York, without payment of any service or other charge except for any stamp or other tax or governmental charge in connection therewith.

         The Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereof made by anyone other than the Company or any Security Registrar), for the purpose of receiving payment hereof or on account hereof or interest hereon and for all other

                                   Reverse - 5


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purposes, and neither the Company nor the Trustee nor any paying agent nor any
Security Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Debenture, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or legal or equitable proceeding or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         The Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of New York, except as may otherwise be required by mandatory provisions of law.

         All terms used in this Debenture which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                   Reverse - 6

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Debenture (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at _________________________________
_______________________________________________________________________________
(Please print or typewrite name and address of the undersigned).

         For this Debenture to be repaid, the Trustee must receive, at its offices at 450 West 33rd Street, New York, New York 10001, or, if required by the terms of the Indenture, at an office or agency to be maintained by the Company in the Borough of Manhattan, City and State of New York, during the period from and including December 1, 2007 to and including January 2, 2008 or, if such January 2, 2008 is not a Business Day, the next succeeding Business Day,
(i) this Debenture with this "Option to Elect Repayment" form duly completed, or
(ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America, setting forth the name of the registered holder of this Debenture, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Debenture with this "Option to Elect Repayment" form duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Debenture and form duly completed are received by the Company by such fifth Business Day.

         If less than the entire principal amount of this Debenture is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $1,000 or any amount in excess thereof which is an integral multiple of $1,000) of the Debentures to be issued to the Holder for the portion of this Debenture not being repaid (in the absence of any such specification, one such Debenture will be issued for the portion not being repaid).

$
 _________________________               _________________________________
                                         NOTICE:  The signature on
Date  _________________                  this Option to Elect Repayment
                                         must correspond with the name
                                         as written upon the face of
                                         this Debenture in every
                                         particular, without alteration
                                         or enlargement or any change
                                         whatever.

                                   Reverse - 7


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                        --------------------------------

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                  TEN COM - as tenants in common

                  UNIF GIFT MIN ACT -- ...........Custodian.............
                                                            (Minor)

                        Under Uniform Gifts to Minors Act

                        .................................
                                     (State)

                  TEN ENT - as tenants by the entireties
                  JT TEN - as joint tenants with right of survivorship
                           and not as tenants in common

    Additional abbreviations may also be used though not in the above list.

                                   Reverse - 8

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other

                  Identifying Number of Assignee:  ____________________________

_______________________________________________________________________________
                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                         INCLUDING ZIP CODE OF ASSIGNEE:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing

_____________________________
attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

                                             _______________________________
Dated:  _____________________                NOTICE:  The signature to
                                             this assignment must
                                             correspond with the name as
                                             written upon the face of the
                                             within instrument in every
                                             particular, without alteration
                                             or enlargement or any change
                                             whatsoever.


                                   Reverse - 9